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MFS Bond Fund, a series of MFS Series  Trust IX,  changed its  disclosure  under
Investment Objective from "...provide as high a level of current income as is believed to be consistent with prudent risk. Its secondary objective is to protect shareholder's capital," to "...seek total return with an emphasis on current income, but also considering capital appreciation" as described in Post-Effective Amendment No. 65 to the Registration Statement (Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on June 28, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Limited Maturity Fund, a series of MFS Series Trust IX, changed its disclosure under Investment Objective from "...provide as high a level of current income as is believed to be consistent with prudent investment risk. Its secondary objective is to protect shareholders' capital" to "...seek total return with an emphasis on current income, but also considering capital preservation" and changed its disclosure under Principal Investment Strategies from "The fund invests, under normal market conditions, at least 65% of its net assets in fixed income securities with `limited' maturities (generally securities with remaining maturities of 5 years or less)" to "MFS (Massachusetts Financial Services Company, the fund's investment adviser) normally invests the fund's assets primarily in debt instruments...The fund's dollar weighted average life will normally not exceed five years" as described in Post-Effective Amendment No. 65 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on June 28, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Municipal Limited Maturity Fund, a series of MFS Series Trust IX, changed its disclosure under Investment Objective from "...provide as high a level of current income exempt from federal income taxes as is considered consistent with prudent investing while seeking protection of shareholders' capital" to "...seek total return with an emphasis on income exempt from federal income tax, but also considering capital preservation" and added under Principal Investment Strategies "MFS may invest 25% or more of the fund's total assets in municipal instruments that finance similar projects, such as those relating to education, healthcare, housing, utilities, water, or sewers" as described in Post-Effective Amendment No. 65 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on June 28, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Research Bond Fund, a series of MFS Series Trust IX, changed its disclosure under Investment Objective from "...total return (high current income and long-term growth of capital)" to "...seek total return with an emphasis on current income, but also considering capital appreciation" as described in Post-Effective Amendment No. 65 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on June 28, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Research Bond Fund J, a series of MFS Series Trust IX, changed its disclosure under Investment Objective from "...total return (high current income and long-term growth of capital) to "...seek total return with an emphasis on current income, but also considering capital appreciation" and deleted, under Principal Investment Strategies, "The fund is a non-diversified mutual fund. This means that the fund may invest a relatively hgh percentage of its assets in a small number of issuers" as described in Post-Effective Amendment No. 65 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on June 28, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Intermediate Investment Grade Bond Fund, a series of MFS Series Trust IX, changed its disclosure under Investment Objective from "is to provide as high a level of current income as the investment adviser believes is consistent with prudent investment risk. Its secondary objective is to protect shareholders' capital" to "seek total return (high current income and long-term growth of capital)" as described in the supplement dated March 8, 2007, to the fund's then current prospectus, as filed with the Securities and Exchange Commission via EDGAR on March 6, 2007, under Rule 497 under the Securities Act of 1933. Such description is incorporated herein by reference.